UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2011

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211	98-0511645
(Commission File Number)	(IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

212 - 977-4126
(Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 24, 2011, Suspect Detection Systems Inc. (the “Company”) entered into a non-binding letter of intent (“LOI”) with DVTel, Inc., a Delaware corporation (“DVTel”). If the parties sign a definitive merger agreement incorporating the terms of the LOI and the parties consummate the transactions contemplated by the LOI, a newly-formed wholly-owned subsidiary of the Company will merge with and into DVTel (the “Merger”) with DVTel surviving the Merger as a wholly-owned subsidiary of the Company.

If the transaction contemplated by the LOI is consummated, all currently outstanding shares, options, warrants and other rights to receive shares of the Company will equal 15% of the fully diluted capital stock of the Company post-Merger and the existing security holders of DVTel will have 85% (or such higher percentage reasonably acceptable to DVTel if the Company’s outstanding debt is not converted into equity prior to the execution of the merger agreement). Said percentages are prior to the future security issuances to investors making an investment in the Company, on terms acceptable to DVTel, of not less than $5,000,000; this proposed financing is one of the conditions to closing of the Merger. Some of the other conditions to closing include the Company acquiring the balance of the shares it owns in Suspect Detection Services Ltd., its Israeli subsidiary, the stockholders of the Company approving a reverse split and/or increase in the authorized share capital of the Company, unless the exchange ratio above is adjusted, the holders of the Company's convertible debt converting to equity (prior to the execution of the merger agreement), key employees of the Company being subject to employment agreements acceptable to DVTel and, if required by DVTel, the receipt of a fairness opinion.  If the Merger closes, designees of DVTel will be appointed as members of the board and management of the Company.

The Company has agreed in the LOI to use its commercially reasonable efforts to file a definitive proxy statement within 30 days of the date of the LOI to approve a reverse stock split and/or increase its share capital necessary to effectuate the Merger and related transactions contemplated by the LOI.

Pursuant to the LOI, the Company agreed for a period of 120 days or the earlier written notice from DVTel that it no longer desires to pursue the Merger not to, directly or indirectly, solicit, negotiate with or discuss any proposal to acquire the business, assets or stock of the Company, to issue any equity or debt securities of the Company, to provide non-public information regarding any acquisition proposal, or to enter into any agreement or understanding to abandon, terminate or fail to consummate the Merger with DVTel. The Company is required to immediately notify DVTel regarding any such interests or proposals from third parties.

In the event that an agreement between the parties is not entered into prior to February 27, 2012, the LOI will terminate unless extended by the parties.

For all of the terms and conditions of the LOI, reference is hereby made to Exhibit 10.24.  All statements made herein concerning the LOI are qualified by reference to said exhibit.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.24	Letter of Intent, dated October 24, 2011, between Suspect Detection Systems Inc. and DVTel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Gil Boosidan
Name:	Gil Boosidan
Title:	Chief Executive Officer

Date:  October 27, 2011